                               EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the use in this Registration Statement of Dakota Cooperative Telecommunications, Inc. (to become Dakota Telecommunications Group, Inc.) and Dakota Telecommunications Group (Delaware), Inc. on Form S-4 of our report dated January 18, 1997, on the consolidated financial statements of Dakota Cooperative Telecommunications, Inc. as of December 31, 1996 and 1995, and for each of the years ended December 31, 1996 and 1995, and our report dated January 18, 1997, on the combined statements of operations and accumulated deficit, and cash flows of TCIC Communications, Inc. and I-Way Partners, Inc. for the eleven months ended November 30, 1996. We also consent to the references to us under the headings "The Conversion," "The Merger" and "Independent Public Accountants" in the Prospectus and Ballot/Proxy Statement, which is part of this Registration Statement.






                              /s/ Olsen Thielen & Co., Ltd.

                              Olsen Thielen & Co., Ltd.


St. Paul, Minnesota
February 14, 1997